Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials volume in metric tons)

Metric Tons (in thousands)*#

	2007	2008	2009	2010	2011
January	48.7	45.5	37.0	40.3	41.6
February	40.9	46.0	33.3	40.3	38.5
March	47.9	45.5	34.5	44.6	45.1
April	48.5	47.2	34.4	47.9	42.2
May	49.2	46.0	34.8	46.6	43.7
June	48.0	47.9	39.4	49.5	43.0
July	45.2	55.1	37.6	44.2	38.0
August	54.9	45.5	33.5	43.5	39.0
September	54.7	51.4	40.7	51.1	38.3
October	47.9	49.9	40.1	44.5	47.2
November	45.6	39.9	37.9	45.5	46.6
December	35.6	29.7	33.4	34.4

12 Month Rolling Average (in thousands)*#

	2007	2008	2009	2010	2011
January	47.0	47.0	45.1	36.7	44.5
February	46.6	47.4	44.0	37.2	44.3
March	46.6	47.2	43.1	38.1	44.4
April	46.7	47.1	42.1	39.2	43.9
May	46.7	46.9	41.1	40.2	43.7
June	46.6	46.8	40.4	41.0	43.1
July	46.5	47.7	39.0	41.6	42.6
August	47.0	46.9	38.0	42.4	42.2
September	47.9	46.6	37.1	43.3	41.2
October	47.7	46.8	36.3	43.6	41.4
November	47.7	46.3	36.1	44.3	41.5
December	47.3	45.8	36.4	44.4

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

#NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's elastomers business that was acquired on August 23, 2011.